EXHIBIT 99.1

FIRST FARMERS ANNOUNCES RESULTS FOR

YEAR ENDED DECEMBER 31, 2007

Columbia, Tennessee (March 12, 2008) — First Farmers and Merchants Corporation today announced results of operations for the fourth quarter and year ended December 31, 2007. Highlights of the announcement include:

•                  Total interest income was up 2.95% for 2007 compared to 2006.

•                  Total noninterest income was up 4.15% for 2007 compared to 2006.

•                  Net income was up 11.60% for 2007 compared to 2006.

•                  Basic earnings per share were up 13.53% for 2007 compared to 2006.

Chairman and Chief Executive Officer T. Randy Stevens said “First Farmers and Merchants Corporation and its shareholders were blessed in 2007. Income rose significantly, and thanks to our continuing, company-wide focus on efficiency, more profits went to the bottom line.

“In 2007, First Farmers and Merchants Bank, our wholly-owned subsidiary, undertook several projects that made us a stronger company.  Among these were the formation of a Private Banking Department and the opening of a new office on Carothers Parkway to serve the dynamic Cool Springs market in Williamson County.  Craig Holland, who also joined the bank in 2007, is leading the Bank’s expansion into Williamson County, one of the most affluent counties in the nation, where there is a huge demand for quality banking services.

“Thanks to an excellent management team, I believe that we are well positioned to build on this outstanding performance in the years ahead.”

Forward Looking Statements

Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “forecasts,” “hopes,” “may,” “plans,” “will,” or “anticipates,” or the negatives of such terms.  We caution you not to place undue reliance on such forward-looking statements in this report because results could differ materially from those anticipated as a result of a variety of factors.  These forward-looking statements include, without limitation, those relating to our ability to build on past performance.  Factors that could affect our results include, but are not limited to, changes in economic conditions; fluctuations in prevailing interest rates and the effectiveness of our risk monitoring systems; our ability to provide market competitive products and services; laws and regulations affecting financial institutions in general; the effectiveness of our interest rate hedging strategies; government fiscal and monetary policies; changes in our operating or expansion strategy; assumption and judgments about the collectability of our loan portfolio; our ability to compete with other financial services companies; other factors generally understood to affect the financial results of financial services companies and other factors described from time to time in First Farmers and Merchants Corporation’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

First Farmers and Merchants Corporation and Subsidiary

Financial Highlights

(Dollars in Thousands Except Per Share Data)

	For Years Ended
	December 31,
	2007	2006
Interest income	$43,687	$42,437
Interest expense	16,023	13,788
Net interest income	27,664	28,649
Provision for possible loan losses	—	(636)
Net interest income after provision for loan losses	27,664	29,285
Noninteret income	11,755	11,287
Noninteret expense	28,678	30,746
Income before income taxes	10,741	9,826
Income taxes	2,120	2,101
Net income	$8,621	$7,725

Earnings per common share	$1.51	$1.33

Dividends declared per share	$0.695	$0.670

	December 31, 2007	December 31, 2006
Total Assets	$823,046	$820,084
Cash and cash equivalents	35,873	74,981
Investment Securities	239,476	228,248
Loans, net	492,762	466,091
Deposits	698,959	698,962
Shareholders’ equity	106,244	103,807